UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 19, 2010
QUIDEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 552-1100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On February 19, 2010, Quidel Corporation, a Delaware corporation (“Quidel”) completed its previously announced acquisition of all of the outstanding equity interests of Diagnostic Hybrids, Inc., an Ohio corporation (“DHI”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 10, 2010, by and among Quidel, DHI, Fairway Acquisition Corporation, an Ohio corporation and wholly owned subsidiary of Quidel (“Merger Sub”), and David R. Scholl, Ph.D., in his capacity as agent for the securityholders of DHI. Pursuant to the Merger Agreement, Merger Sub merged with and into DHI on February 19, 2010, with DHI surviving as a wholly owned subsidiary of Quidel (the “Merger”).
     On February 19, 2010, Quidel entered into an amendment (the “Amendment”) to its (i) Credit Agreement, dated as of October 8, 2008, by and among Quidel, certain lenders from time to time a party thereto, and Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer (the “Credit Agreement”) and (ii) Security Agreement, dated as of October 8, 2008, by and among Quidel, direct and indirect domestic subsidiaries of Quidel, and Bank of America, N.A., as Agent. Quidel entered into the Amendment to, among other things, (a) permit the consummation of the Merger and to permit up to $2 million of certain indebtedness of DHI and related liens to remain outstanding thereafter and (b) increase the amount of shares that Quidel may repurchase under its stock repurchase program to include the purchase of up to $75 million during the period from February 19, 2010 through the term of the Credit Agreement.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On February 19, 2010, Quidel completed its acquisition of DHI pursuant to the Merger Agreement, for a purchase price of $130 million in cash, subject to certain working capital and other adjustments as well as certain holdback escrow provisions described in the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Quidel’s Current Report on Form 8-K filed on January 11, 2010 and incorporated herein by this reference.
     On February 19, 2010, Quidel issued a press release announcing the consummation of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.
     The purchase price for the acquisition of DHI was funded through the partial use of Quidel’s cash on hand and $75 million in borrowings under the Credit Agreement. The borrowings were made by two base rate loans (one loan of $40 million and another of $35 million) under the Credit Agreement (the “Initial Loans”) that bear interest at a rate equal to (i) the higher of (a) the Bank of America prime rate and (b) the Federal Funds rate plus one-half of one percent, plus (ii) the applicable rate. The applicable rate is determined in accordance with a performance pricing grid based on Quidel’s leverage ratio and ranges from 0.50% to 1.75% for base rate loans and from 1.50% to 2.75% for LIBOR rate loans. Quidel intends to convert the Initial Loans to LIBOR rate loans under the Credit Agreement, which will bear interest at a rate equal to the British Bankers Association LIBOR rate plus the applicable rate. Quidel may select interest periods of 1, 2, 3 or 6 months for LIBOR rate loans, subject to availability.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 2.01 above in this Current Report on Form 8-K is incorporated into this Item 2.03 by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On February 19, 2010, David R. Scholl, Ph.D., was appointed as a Senior Vice President of Quidel and President of DHI, pursuant to the terms of the previously disclosed employment offer letter (the “Employment Offer Letter”) with Quidel, which was effective upon, and subject to, the completion of the Merger.
     Pursuant to the Employment Offer Letter, on February 19, 2010, after completion of the Merger, Quidel entered into an Agreement Re: Change in Control with Dr. Scholl (the “CIC Agreement”). The CIC Agreement is substantially the same as those of Quidel’s other Senior Vice Presidents and provides for certain severance benefits to Dr. Scholl in the event of termination of his employment in connection with a change in control of Quidel. The severance benefits are payable if Dr. Scholl’s employment with Quidel is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, compensation, authority or location of work place) or death or disability. The severance benefits under the CIC Agreement generally consist of a lump sum cash payment equal to two (2) times the sum of (i) Dr. Scholl’s highest annual salary rate within the three (3) year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses and incentive compensation payments paid to Dr. Scholl during the two (2) year period immediately before the date of termination. In addition, the CIC Agreement provides for: payment of $25,000 to help pay the legal fees, tax and accounting fees and other costs associated with transitional matters; continued coverage for two (2) years under Quidel’s group medical insurance, group dental insurance, and disability insurance programs unless and to the extent the Dr. Scholl obtains concurrent coverage through another program in which case Quidel’s coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all unvested stock options and immediate and automatic lapse of any and all restrictions on any of Dr. Scholl’s restricted stock (except to the extent Dr. Scholl and Quidel have agreed to otherwise in writing, including either prior to or subsequent to the execution of the CIC Agreement).
     The foregoing description of the CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the CIC Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by this reference.
     David R. Scholl is 54 and from 1997 to February 2010 served as President and CEO of DHI. Dr. Scholl joined DHI in January 1983 as Director of Research and was subsequently promoted to Vice President of Research. Dr. Scholl received his B.A. degree in 1977 and his Ph.D. in 1981 from Ohio University, after which he joined the Roche Institute of Molecular Biology in September 1981 as a post-doctoral fellow.

Item 9.01	Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.
     (b) Pro Forma Financial Information.
     The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.
     (d) Exhibits:

Exhibit Number	Description of Exhibit
10.1	First Amendment to Credit Agreement and to Security Agreement, dated as of February 19, 2010, by and among Quidel Corporation, the lenders on the signature pages thereof, Bank of America, N.A., as agent for the lenders, and each of the Guarantors listed on the signature pages thereof.

10.2	Agreement Re: Change in Control, dated as of February 19, 2010, between Quidel Corporation and David Scholl.

99.1	Press Release, dated February 19, 2010, by Quidel Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 19, 2010

QUIDEL CORPORATION
By:	/s/ Robert J. Bujarski
	Name:	Robert J. Bujarski
	Its:	Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	First Amendment to Credit Agreement and to Security Agreement, dated as of February 19, 2010, by and among Quidel Corporation, the lenders on the signature pages thereof, Bank of America, N.A., as agent for the lenders, and each of the Guarantors listed on the signature pages thereof.

10.2	Agreement Re: Change in Control, dated as of February 19, 2010, between Quidel Corporation and David Scholl.

99.1	Press Release, dated February 19, 2010, by Quidel Corporation.